UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2010

ADPT Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

691 S. Milpitas Blvd., Milpitas, California, 95035

(Address of principal executive offices including zip code)

(408) 945-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 27, 2010, ADPT Corporation (the “Company”) received notice of a determination of the staff of the Nasdaq Listing Qualifications Department (the “Staff”) that it believes the Company no longer has an operating business and is a “public shell,” and as such no longer meets Nasdaq’s listing requirements. The Staff has determined that public shells could be detrimental to the interests of the investing public. Marketplace Rule 5100 provides Nasdaq with discretionary authority to apply more stringent criteria for continued listing and can terminate the inclusion of particular securities based on any event that occurs that in the opinion of Nasdaq makes inclusion of the securities in the Nasdaq inadvisable or unwarranted. The Company does not intend to appeal the Staff’s determination in the July 27 notice. As a result, the Staff has indicated that trading of the Company’s common stock will be suspended at the open of business on August 5, 2010, and a Form 25-NSE will be filed with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on The Nasdaq Global Market.

A copy of the Company’s press release announcing the receipt of the Nasdaq delisting determination is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

99.1	Press release issued by the Company on July 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADPT Corporation

By:	/S/ MARY L. DOTZ
Name:	Mary L. Dotz
Title:	Chief Financial Officer

Dated: July 30, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by the Company on July 30, 2010.